SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                            BADGER PAPER MILLS, INC.
                            ------------------------
                (Name of Registrant as Specified in its Charter)

                          -----------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)   Title of each class of securities to which transaction applies:

      2)   Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)   Proposed maximum aggregate value of transaction:

      5)   Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

      2)   Form, Schedule or Registration Statement No.:

      3)   Filing Party:

      4)   Date Filed:

                            BADGER PAPER MILLS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 8, 2001




To the Shareholders of Badger Paper Mills, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Badger Paper Mills, Inc. will be held on Tuesday, May 8, 2001, at 10:00 a.m. local time, at the Best Western Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, for the following purposes:

     1. To elect two directors to hold office until the 2004 annual meeting of shareholders and until their successors are duly elected and qualified.

     2.   To approve the Badger Paper Mills, Inc. 2001 Directors Stock Grant
          Plan.

     3. To consider and act on any other business as may properly come before the meeting or any adjournment or postponement thereof.

The close of business on March 2, 2001, has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

A proxy for the meeting and a proxy statement are enclosed herewith.

                                      By Order of the Board of Directors
                                      BADGER PAPER MILLS, INC.


                                      /s/ Mark D. Burish

                                      Mark D. Burish
                                      Corporate Secretary

Peshtigo, Wisconsin
April 6, 2001

YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                            BADGER PAPER MILLS, INC.
                              200 West Front Street
                         Peshtigo, Wisconsin 54157-0149


                                 PROXY STATEMENT
                                       for
                         ANNUAL MEETING OF SHAREHOLDERS
                             To Be Held May 8, 2001


     This proxy statement is being furnished to shareholders by the Board of Directors (the "Board") of Badger Paper Mills, Inc. (the "Company" or "Badger") beginning on or about April 6, 2001, in connection with a solicitation of proxies by the Board for use at the Annual Meeting of Shareholders to be held on Tuesday, May 8, 2001, at 10:00 a.m. local time, at the Best Western Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, and all adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.

     Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is first exercised by giving notice thereof to the Company in writing at or before the Annual Meeting.

     A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted (i) "FOR" the two persons nominated by the Board for election as directors as referred to herein, (ii) "AGAINST" the person nominated by a shareholder for election as a director as referred to herein, (iii) "FOR" the approval of the Badger Paper Mills, Inc. 2001 Director Stock Grant Plan (the "2001 Director Plan"), and (iv) on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors and approval of the 2001 Director Plan, the Board has no knowledge of any other matters to be presented for action by the shareholders at the Annual Meeting.

     Only holders of record of the Company's Common Stock, no par value (the "Common Stock"), as of the close of business on March 2, 2001, are entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 1,988,417 shares of Common Stock, each of which is entitled to one vote per share.

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of six members. The Company's By-Laws provide that the directors shall be divided into three classes, designated as Class I, II and III, respectively, with staggered terms of three years each. At the Annual Meeting, the shareholders will elect two directors to Class II to hold office until the 2004 annual meeting of shareholders and until their successors are duly elected and qualified. Unless shareholders otherwise specify, shares represented by the proxies received will be voted in favor of the election as directors of the two persons named herein as nominees of the Board. The Board has no reason to believe that any of the listed nominees of the Board will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable to serve or for good cause will not serve, the shares represented by proxies received will be voted for another nominee selected by the Board. Additionally, unless shareholders otherwise specify, shares represented by the proxies received will be voted against the election as director of the person named herein as the nominee of a shareholder. Directors will be elected by a plurality of the votes cast at the Annual Meeting (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors. Inspectors of election appointed by the Board will tabulate votes.

     Only two directors are to be elected at the Annual Meeting. Therefore, you should only vote for two of the three nominees. Any shares represented by a proxy that purports to vote for more than two directors will be counted as present for purposes of establishing a quorum, but will not be counted in the election of directors.

     The following paragraphs set forth certain information, as of March 16, 2001, about the Board's nominees for election at the Annual Meeting, about a shareholder's nominee for election at the Annual Meeting, and each director of the Company whose term will continue after the Annual Meeting.

             The Board's Nominees for Election at the Annual Meeting

               Class II, Term Expiring at the 2004 Annual Meeting

     Harold J. Bergman, 65, was appointed to the Board in October 2000. Mr. Bergman was President of Riverside Paper Company in Appleton, Wisconsin from 1989 until his retirement in 1999. His extensive paper industry experience includes senior-level positions with Little Rapids Corporation and the Sorg Division of Mosinee Paper from 1979 through 1988.

     John T. Paprocki, 49, was appointed to the Board in March 2001. Mr. Paprocki became Senior Manager of the Revitalization Services Division at Virchow Krause Valuation, LLC in Madison, Wisconsin, in January 2001. He was Chief Operating Officer at Marquip, Inc. in Phillips, Wisconsin, from November 1999 until January 2001. From 1994 to June 1996, he was Vice President and Chief Financial Officer of Medalist Industries, Inc. in Milwaukee, Wisconsin. He is currently assisting the Company as Interim Chief Financial Officer until a permanent Chief Financial Officer is retained.

     THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" BOTH NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" BOTH OF THE FOREGOING NOMINEES.

              Shareholder's Nominee for Election at Annual Meeting

     David J. McClymont, a shareholder of the Company, has nominated James D. Azzar for election as a director of the Company. Mr. Azzar controls two companies, Bomarko, Inc. and Extrusions Division, Inc., that compete in the paper products industry with Badger. The Board opposes Mr. Azzar's election as a director. The Board believes that if Mr. Azzar is elected as a director, he will gain access to confidential information about Badger, such as information about Badger's customers, products, formulas and manufacturing processes, that would give his companies an unfair competitive advantage. To prevent the disclosure of such information if Mr. Azzar is elected as a director, the Board may determine it is necessary to exclude Mr. Azzar from meetings involving confidential information or discussions that relate to Badger's strategies or pricing information which should not be made available to a competitor. Accordingly, the Board recommends that Mr. Azzar not be elected as a director of the Company.

     THE BOARD RECOMMENDS THAT JAMES D. AZZAR NOT BE ELECTED AS A DIRECTOR OF BADGER PAPER MILLS, INC., AND URGES EACH SHAREHOLDER TO VOTE "AGAINST" MR. AZZAR. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "AGAINST" JAMES D. AZZAR.

                         Directors Continuing in Office

               Class III, Term Expiring at the 2002 Annual Meeting

     Mark D. Burish, 47, has served as a director of the Company since May 1997. Since 1984, Mr. Burish has been President of the Madison, Wisconsin law firm of Hurley, Burish & Milliken, S. C., the Company's outside general counsel.

     James L. Kemerling, 61, has served as a director of the Company since March 1997. Mr. Kemerling is President and Chief Executive Officer of Riiser Oil Company, Inc. in Wausau, Wisconsin, and serves as a Director of WPS Resources Corporation, a public utility holding corporation based in Green Bay, Wisconsin.

                Class I, Term Expiring at the 2003 Annual Meeting

     L. Harvey Buek, 59, has served as a director of the Company since May 1998. Mr. Buek is a consultant based in Everett, Washington, and served as Interim President of Badger from March through July 1998. Mr. Buek's extensive experience in the paper industry includes 29 years with Scott Paper Company, including service as Vice President-Everett (Washington) Operations from 1991 until his retirement in 1994.

     William A. Raaths, 54, was appointed to the Board of Directors in November 2000. Since 1999, Mr. Raaths has been President and Chief Executive Officer of Anchor Food Products, Inc. in Green Bay, Wisconsin. His past paper industry experience includes service as President of Georgia Pacific Tissue, Executive Vice President-Chesapeake and President-Wisconsin Tissue Mills, Inc. from 1994 until 1999.

                               BOARD OF DIRECTORS

Committee Meetings and Attendance

     The Board had standing Audit and Compensation Committees in 2000.

     The Audit Committee, which held one meeting in 2000, is responsible for reviewing (i) the scope of annual audit activities; (ii) professional services performed by auditors approved by the Board and (iii) the independence of such auditors. The Audit Committee Charter is attached to this

Proxy Statement as Appendix A. The Audit Committee also reviews the annual financial statements of the Company and such other matters with respect to the accounting, auditing and financial reporting practices and procedures of the Company as the Committee may find appropriate or as have been brought to its attention. James L. Kemerling (Chairman), L. Harvey Buek and William A. Raaths are the members of the Audit Committee.

     The Compensation Committee, which held two meetings in 2000, reviews executive compensation policies and also recommends from time to time to the Board compensation of the elected officers of the Company. Mark D. Burish (Chairman), Harold J. Bergman and James L. Kemerling are the members of the Compensation Committee.

     The Board has no nominating committee. The Board selects the director nominees to stand for election at the Company's annual meetings of shareholders and to fill vacancies occurring on the Board. The Board will consider nominees recommended by shareholders, but has no established procedures that shareholders must follow to make a recommendation.

     The Board held seven meetings in 2000. During 2000, each director attended at least 75% of the aggregate of the total meetings held by the Board and the total meetings held by all committees on which each such director served.

Directors Compensation

     In 2000, each director received an annual retainer of $15,000, payable quarterly in shares of the Company's Common Stock.


                      STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 2, 2001 by: (i) each director and nominee;
(ii) the executive officers named in the Summary Compensation Table set forth below; (iii) all of the directors, nominees and executive officers (including the executive officers named in the Summary Compensation Table) as a group; and
(iv) each person or other entity known by the Company to own beneficially more than 5% of the class of Common Stock. Except as otherwise indicated in the footnotes, each of the holders listed below has sole voting and investment power over the shares beneficially owned.

                                             Shares of            Percent of
                                           Common Stock          Common Stock
  Name of Beneficial Owner              Beneficially Owned    Beneficially Owned

Harold J. Bergman, Director..........           250                    *

L. Harvey Buek, Director.............         5,911                    *

Mark D. Burish, Director and
 Corporate Secretary.................        24,319(1)               1.2

James L. Kemerling, Director.........         8,789                    *

John T. Paprocki, Director...........             0                    *

William A. Raaths, Director..........           350                    *

                                             Shares of            Percent of
                                           Common Stock          Common Stock
  Name of Beneficial Owner              Beneficially Owned    Beneficially Owned

All directors, Board nominees
 and executive officers as a
 group (9 persons)...................        41,919(2)               2.1

Edwin A. Meyer, Jr...................       303,074(3)              15.3

James D. Azzar.......................       276,864(4)              14.0

Walter Adrian Administrative Trust...       140,309(5)               7.1

Thomas J. Kuber......................       138,190(6)               7.0

Donna M. Burish......................       112,598(7)               5.7

----------------------------
*Denotes less than 1%.

(1) Includes 1,000 shares owned by Mr. Burish's spouse and 400 shares owned by Mr. Burish's minor children. Mr. Burish disclaims beneficial ownership of such shares.

(2) In the aggregate, directors and executive officers have sole voting and dispositive power with respect to 39,819 shares and in the aggregate, directors and executive officers have shared voting and dispositive power with respect to 2,700 shares.

(3) The share amounts listed are from the Schedule 13G dated October 7, 1998, filed with the Securities and Exchange Commission and the Company. Amounts shown include 51,510 shares as to which Mr. Meyer has voting rights but disclaims beneficial ownership. Mr. Meyer's address is 7255 Cortland Circle, Egg Harbor, Wisconsin 54209.

(4) According to report of beneficial ownership on an amended Schedule 13D dated February 18, 1998, James D. Azzar, Bomarko, Inc. ("Bomarko") and Extrusions Division, Inc. ("EDI") (collectively referred to as the "Azzar Group") constitute a "group" with respect to the acquisition of Common Stock. Of the reported shares, 276,664 are owned by Bomarko, and 200 are owned by EDI. Mr. Azzar is deemed to beneficially own all of such shares in his capacity as chairman of the board, chief executive officer and director of, and investor in, Bomarko, and president, sole director and sole shareholder of EDI. Mr. Azzar's address is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506. The address of Bomarko's principal office is North Oak Road, P. O. Box K, Plymouth, Indiana 46563. The address of EDI's principal office is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506.

(5) The share amount listed is from the Schedule 13G dated December 31, 2000 filed with the Securities and Exchange Commission and the Company. Administrator for the Walter Adrian Administrative Trust is Stephen M. Warwick, Marshall & Ilsley Trust Company, P. O. Box 2427, 310 West Walnut Street, Green Bay, Wisconsin 54306.

(6) The share amount listed is from the Schedule 13G dated January 31, 2001 filed with the Securities and Exchange Commission and the Company. Mr. Kuber's address is c/o K&K Warehousing, 701 Fourth Avenue, Menominee, Michigan 49858.

(7) The share amount listed is the best information available to the Company as of the date of this proxy statement. Mrs. Burish's address is 352 Brown Avenue South, Peshtigo, Wisconsin 54157.

                             EXECUTIVE COMPENSATION

Summary Compensation Information

     The following table sets forth certain information concerning the compensation paid by the Company for its last three fiscal years to the executive officers of the Company who earned over $100,000 combined base salary and bonus in 2000. The persons named in the table are sometimes referred to herein as "named executive officers."

                                SUMMARY COMPENSATION TABLE


                                                              Long-Term
                                                             Compensation
                                                                Awards
                           Annual Compensation                Securities
                           -------------------                Underlying       All Other
     Name and                                                    Stock          Compen-
Principal Position          Year    Salary($)    Bonus($)    Options(#)(0)    sation($)(2)
------------------          ----    ---------    --------    -------------    ------------

Thomas W. Cosgrove(3)       2000    $116,875           -           -             $16,734
  Pres. & CEO               1999    $165,786     $12,960           -             $11,536
                            1998    $ 72,193           -     20,000 shares       $ 2,898


Michael J. Bekes            2000    $147,000           -           -             $15,640
  Vice Pres. &              1999    $146,917     $12,550           -             $16,260
  COO                       1998    $143,516           -     10,000 shares       $14,040


Mark C. Neumann             2000    $119,517           -           -             $ 9,680
  Vice Pres. Sales          1999    $116,604     $ 9,900           -             $10,102
                            1998    $120,395     $10,000     10,000 shares       $ 8,948

Clifton A. Martin           2000    $100,283           -           -             $ 7,681
  Vice Pres.                1999    $ 93,307     $ 7,830           -             $ 8,840
  Badger Flex. Pkg. Div.    1998    $ 83,602           -           -             $ 7,894


(1)  Consists of stock options awarded under the 1998 Stock Option Plan.

(2) Consists of (a) payments made by the Company under the Company's Profit Sharing Plan and Trust for Non-Union Employees in the amounts of $2,898, $10,474 and $6,986 to Mr. Cosgrove in 1998, 1999 and 2000, respectively;
     (b) life insurance premiums paid by the Company in the amounts of $1,062 and $1,200 for Mr. Cosgrove in 1999 and 2000; (c) accrued but unused vacation paid upon Mr. Cosgrove's death in September 2000 in the amount of $8,548; (d) payments made by the Company under the Company's Profit Sharing Plan and Trust for Non-Union Employees in the amounts of $8,677, $10,054 and $9,164 to Mr. Bekes in 1998, 1999 and 2000, respectively; (e) vacation paid in lieu of time off to Mr. Bekes in the amounts of $5,363, $5,654 and $5,654 in 1998, 1999 and 2000, respectively; (f) life insurance premiums paid by the Company in the amount of $552 and $822 for Mr. Bekes in 1999 and 2000; (g) payments made by the Company under the Company's Profit Sharing Plan and Trust for Non-Union Employees in the amounts of $6,833, $7,307 and $6,698 to Mr. Neumann in 1998, 1999 and 2000, respectively;
     (h)vacation paid in lieu of time off in the amount of $2,115, $2,242 and $2,310 to Mr. Neumann in 1998, 1999 and 2000, respectively; (i) life insurance premiums paid by the Company in the amount of $672 for Mr. Neumann in 2000; (j) payments made by the Company under the Company's Profit Sharing Plan and Trust for Non-Union Employees in the amounts of $4,052, $5,243 and $5,133 to Mr. Martin in 1998, 1999 and 2000,
     respectively; (k) vacation paid in lieu of time off in the amounts of $3,346, $1,783 and $1,981 to Mr. Martin in 1998, 1999 and 2000,
     respectively; (l) back pay to Mr. Martin of $1,263 in 1999; (m) life insurance premiums paid by the Company in the amounts of $496, $552 and $567 for Mr. Martin in 1998, 1999 and 2000, respectively.

(3) Mr. Cosgrove served as President and Chief Executive Officer until his death in September 2000.

Stock Options

     The Company did not grant any stock options to named executive officers in 2000. The following table sets forth the number of exercisable and unexercisable options held by the named executive officers at the end of 2000. None of these options were deemed to have any value at the end of 2000 because, in all cases, the exercise price of the options was greater than the market value of a share of Common Stock at the end of 2000.

                                               Number of Shares Underlying
                                                 Options at End of 2000
                                             -------------------------------
                                              Exercisable     Unexercisable
                                              -----------     -------------
Michael J. Bekes                                10,000              0
Mark C. Neumann                                 10,000              0
Clifton A. Martin                               10,000              0


Agreements with the Named Executive Officers

     In December 1998, the Company and Mr. Neumann entered into an agreement providing for, among other things, certain severance payments to Mr. Neumann upon the termination of his employment with the Company in certain circumstances, including termination due to a "change in control" as defined in such agreement. If Mr. Neumann's employment with the Company terminates prior to a change in control for any reason other than death, disability, for cause or voluntarily, then the Company will continue to pay his base compensation for six months. If Mr. Neumann's employment with the Company terminates within one year after a change in control for any reason other than death, disability or for cause, then the Company will continue to pay his base compensation for twelve months. If his employment terminates more than one year after a change in control for any reason other than death, disability, for cause or voluntarily, then the Company will continue to pay his base compensation for six months; provided, however, that his decision to terminate his employment due to a material diminishment of his duties or responsibilities or a reduction in his base pay will not be deemed voluntary. A "change in control" under the agreement is defined as having the same meaning as a change in control under the Company's 1998 Stock Option Plan.

Certain Relationships and Transactions

     One of our directors, L. Harvey Buek, is the owner of LHM-O&M Consulting, a consulting company that Badger engaged in 2000 to provide general management and manufacturing consulting services. Badger paid LHM-O&M Consulting a total of $84,622 for such services in 2000.

                        REPORT ON EXECUTIVE COMPENSATION

     Executive officer compensation is established through recommendations of the Compensation Committee of the Board. The Compensation Committee meets as necessary to review with the President the performance of executive officers of the Company, and without him in the evaluation of his services. The Compensation Committee recommends executive compensation to the Board, which then makes its decisions as to such matters after review and deliberation. The Compensation Committee also is responsible for establishing and administering policies governing incentive compensation for executive officers and other key employees.

     The philosophy of the Compensation Committee with respect to executive officer compensation is to position base salaries in the middle of perceived comparable market compensation. The Compensation Committee reviews compensation paid by companies perceived by the Compensation Committee to be similar to Badger, based on available public information. The companies included in that review are not necessarily the same as the companies included in the S&P Paper & Forestry Products Index used in the following performance graph. The Compensation Committee then establishes base salaries for the various executive officer positions based on what the Compensation Committee perceives to be the mid-range of salaries for positions, which, in the Compensation Committee's judgment, are comparable in responsibilities and function.

     In 2000, the Compensation Committee determined not to pay any bonuses to executive officers at the Company's Peshtigo facility. Salaries have remained at previous levels or have been increased slightly. It is the intention of the Compensation Committee to continue this policy until the Peshtigo paper mill returns to profitability.

     Section 162(m) Limitation. It is anticipated that all 2001 compensation paid to executives will be fully deductible under Section 162(m) of the Internal Revenue Code. Accordingly, the Compensation Committee has determined that a policy with respect to qualifying the compensation paid to executive officers for deductibility is not necessary.



                            BADGER PAPER MILLS, INC.
                               BOARD OF DIRECTORS
                             COMPENSATION COMMITTEE

                            Mark D. Burish, Chairman
                                Harold J. Bergman
                               James L. Kemerling

                             AUDIT COMMITTEE REPORT


     The Audit Committee of the Board of Directors has:

     o Reviewed and discussed the audited financial statements with management;

     o Discussed with Grant Thornton, LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61;

     o Received the written disclosures and the letter from Grant Thornton, LLP required by Independence Standards Board Standard No. 1, and has discussed with Grant Thornton, LLP its independence.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.



                            BADGER PAPER MILLS, INC.
                               BOARD OF DIRECTORS
                                 AUDIT COMMITTEE

                          James L. Kemerling, Chairman
                                 L. Harvey Buek
                                William A. Raaths

                             PERFORMANCE INFORMATION

     The following graph compares on a cumulative basis changes during the past five years in (a) the total shareholder return on the Common Stock with (b) the total return on the Standard & Poor's 500 Stock Index (the "Standard & Poor's Index") and (c) the total return on the S&P Paper & Forestry Products Index (the "PF Products Index"). Such changes have been measured by dividing (a) the sum of
(i) the amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the price per share at the end of and the beginning of the measurement period, by (b) the price per share at the beginning of the measurement period. The graph assumes $100 was invested on December 31, 1995 in Common Stock, the Standard & Poor's Index and the PF Products Index.

                                 [CHART OMITTED]


Company / Index                    Dec96     Dec97     Dec98     Dec99     Dec00
--------------------------------------------------------------------------------
BADGER PAPER MILLS INC             55.97     52.58     54.28     35.62     16.54
S&P 500 INDEX                     122.96    163.98    210.85    255.21    231.98
PAPER & FOREST PRODUCTS-500       110.62    118.61    120.96    169.13    138.50

                       DIRECTOR STOCK GRANT PLAN PROPOSAL

     Since 1997, the directors of the Company (the "Directors") have agreed to accept Common Stock in lieu of cash as director fees. On January 9, 2001, the Directors approved the 2001 Director Stock Grant Plan (the "2001 Director Plan"), subject to shareholder approval. The 2001 Director Plan, if approved by the shareholders, will allow the Company to continue to pay director fees in Common Stock. If the 2001 Director Plan is not approved by the shareholders, then director fees for 2001 and thereafter will have to be paid in cash. A copy of the 2001 Director Plan (without exhibits) is attached hereto as Appendix B.

     Purpose of the 2001 Director Plan. The purpose of the 2001 Director Plan is to promote the best interests of the Company and its shareholders by providing a means to attract and retain competent directors and to provide opportunities for additional stock ownership by such directors which will increase their proprietary interest in the Company and, consequently, their identification with the interests of the shareholders of the Company. In addition, by awarding stock instead of cash compensation, the Company preserves cash for the operations of the Company.

     Administration. The 2001 Director Plan is administered and reviewed by the Board. The Board has authority to adopt such rules and regulations for carrying out the 2001 Director Plan as it may deem proper and in the best interests of the Company. The interpretation by the Board of any provision of the 2001 Director Plan or any related documents is final.

     Stock Subject to the 2001 Director Plan. Assuming that the 2001 Director Plan is approved by the shareholders of the Company, the total number of shares available for award thereunder will be 60,000 of Common Stock, subject to adjustment as set forth below. Shares delivered under the 2001 Director Plan will be made available from presently authorized but unissued shares, treasury shares, or a combination thereof. In the event of any change in the Common Stock by reason of a declaration of a stock dividend, spin-off, merger, consolidation, recapitalization, or other corporate event, the aggregate number of shares available under the 2001 Director Plan will be appropriately adjusted in order to prevent dilution or enlargement of the benefits intended to be made available under the plan.

     Participation. Under the 2001 Director Plan, each director receives, in lieu of payment in cash of such director's retainer fee, a grant of shares of Common Stock on the 15th day of March, June, September and December in each year of service as a member of the Board. The number of shares received is determined using the $3,750 quarterly director retainer fee and the average closing price of the Common Stock on the Nasdaq SmallCap Market for the five trading days prior to the date of issuance.

     Transfer Restrictions. Shares acquired under the 2001 Director Plan may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, or except in a transaction which is exempt from registration under the Act.

     Duration of 2001 Director Plan. The 2001 Director Plan shall remain in effect until such date as may be determined by the Board, although no additional shares of Common Stock may be issued after the 60,000 shares subject to the plan have been issued. Based upon the $3.94 per share closing price of the Common Stock on the Nasdaq SmallCap Market on March 26, 2001, and the current number of directors, the 60,000 shares available under the 2001 Director Plan would last through the first quarterly payment due directors in 2003.

     Amendment of the 2001 Director Plan. The Board may amend the 2001 Director Plan at any time or from time to time in any manner that the Board may deem appropriate.

     The rules of the Nasdaq SmallCap Market require that the Company's shareholders approve the granting of stock in payment of director fees pursuant to the 2001 Director Plan. The Board feels it is in the best interest of the Company to continue to issue stock to the Directors in order to preserve cash for operations.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE COMPANY SHAREHOLDERS VOTE "FOR" THE 2001 DIRECTOR STOCK GRANT PROPOSAL.


                                  MISCELLANEOUS

Independent Auditors

     Grant Thornton LLP ("Grant Thornton") served as the Company's independent auditors in 2000. Representatives of Grant Thornton are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire. Such representatives are also expected to be available to respond to appropriate questions.

     The total fee billed for professional services rendered by Grant Thornton for the audit of the Company's financial statements for the year ended December 30, 2000, and the reviews of the Company's financial statements included in the Company's Quarter Reports on Form 10-Q during 2000 was approximately $67,000. In addition, Grant Thornton received approximately $40,000 of fees for tax-related services rendered by Grant Thornton during 2000. The Audit Committee has considered whether Grant Thornton's non-audit services to the Company are compatible with maintaining Grant Thornton's independence, and concluded that they were compatible. All hours expended on Grant Thornton's audit engagement were expended by Grant Thornton employees.

Shareholder Proposals

     In order for a shareholder to be entitled to submit a proposal to be considered at the 2002 annual meeting of shareholders, such shareholder must be a record or beneficial owner of at least 1% or $2,000 in market value of Common Stock at the time the proposal is submitted, must have held said Common Stock for at least one year, and must continue to own said Common Stock through the date on which the annual meeting is held. Proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which shareholders of the Company intend to present at and have included in the Company's proxy statement for the 2002 Annual Meeting of Shareholders must be received by the Company by the close of business December 7, 2001. If the Company receives notice of a shareholder proposal that is submitted other than pursuant to Rule 14a-8 after February 27, 2002, the notice will be deemed untimely and the persons named in proxies solicited by the Board for the 2002 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such shareholder proposal.

Other Matters

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports concerning their ownership of Company equity securities with the Securities and Exchange Commission and the Company. Based solely upon information provided to the Company by individual directors and executive officers, the Company believes that during the fiscal year ended December 31, 2000, all its directors and executive officers complied with the Section 16(a) filing requirements.

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold Common Stock.



                                         By Order of the Board of Directors
                                         BADGER PAPER MILLS, INC.


                                         /s/ Mark D. Burish

                                         Mark D. Burish
                                         Corporate Secretary

April 6, 2001

                                                                      Appendix A


                             AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the corporation as defined by the Nasdaq Stock Market's Independent Director and Audit Committee listing standards and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. The Board however may appoint one non-independent director to serve on the Audit Committee, provided the Board determines it to be in the best interest of the corporation and its shareholders and the Board discloses the reason for the determination in the Company's next proxy statement. Under no circumstances however shall current employees, officers or their immediate family members serve on the Audit Committee.



Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, and the financial management of the corporation.



Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

     1. Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

     2. Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     3. Review with the independent auditors, the Company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular area where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the Audit Committee periodically should review Company policy statements to determine their adherence to the code of conduct.

     4. Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     5. Receive prior to each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     6. Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     7. Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     8. Review accounting and financial human resources and successions planning within the Company.

     9. Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

     10. Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                                                      Appendix B


                            BADGER PAPER MILLS, INC.
                         2001 DIRECTOR STOCK GRANT PLAN

1. Purpose. The purpose of the Badger Paper Mills, Inc. Director Stock Grant Plan (the "Plan") is to promote the best interests of Badger Paper Mills, Inc. ("Company") and its shareholders by providing a means to attract and retain competent independent directors and to provide opportunities for additional stock ownership by such directors which will further increase their proprietary interest in the Company and, consequently, their identification with the interests of the shareholders of the Company. In addition, by awarding to Directors stock instead of cash compensation, the company preserves cash for operations in the Company.

2. Administration. The Plan shall be administered by the Board of Directors of the Company (the "Administrator"), subject to review by the Board of Directors (the "Board"). The Administrator may adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interests of the Company. The interpretation by the Board of any provision of the Plan or any related documents shall be final.

3. Stock Subject to the Plan. Subject to adjustment in accordance with the provisions of paragraph 7, the total number of shares of Common Stock, no par value, of the Company ("Common Stock") available for awards under the Plan shall be 60,000. Shares of Common Stock to be delivered under the Plan shall be made available from presently authorized but unissued Common Stock or authorized and issued shares of Common Stock reacquired and held as treasury shares, or a combination thereof. In no event shall the Company be required to issue fractional shares of Common Stock under the Plan. Whenever under the terms of the Plan a fractional share of Common Stock would otherwise be required to be issued, there shall be paid in lieu thereof one full share of Common Stock.

4. Director Grants. Each member of the Board, including a member who is an employee of the Company, or any subsidiary of the Company shall receive a grant of Common Stock (a "Director Grant") on the 15th day of March, June, September and December (each an "Issue Date") in each year in payment of a portion of his or her retainer fee for serving as a member of the Board.

5. Grant Amount. Each Director Grant shall consist of a stock certificate for such number of whole shares of Common Stock equal to the quarterly compensation due the director divided by the average closing price on the five trading days prior to the 15th day of the third month of each quarter. Any resultant fractional share is to be adjusted upward to the next whole share.

6. Restrictions on Transfer. Shares of Common Stock acquired under the Plan may not be sold or otherwise disposed of except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or except in a transaction which, in the opinion of counsel, is exempt from registration under said Act. All certificates evidencing shares subject to Director Grants may bear an appropriate legend evidencing such transfer restriction substantially in the form of Exhibit A hereto.

     The Administrator may require each person receiving a Director Grant under the Plan to execute and deliver the written representation attached hereto as Exhibit B that such person is acquiring the shares of Common Stock without a view to the distribution thereof. All dividends and voting rights for shares awarded under the Plan shall accrue as of the issue date of the Directors Grant.

7. Adjustment Provisions. In the event of any change in the Common Stock by reason of a declaration of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend), spin-off, merger, consolidation, recapitalization, or split-up combination or exchange of shares, or otherwise, the aggregate number of shares available under this Plan shall be appropriately adjusted in order to prevent dilution or enlargement of the benefits intended to be made available under the Plan.

8. Amendment of Plan. The Board shall have the right to amend the Plan at any time or from time to time in any manner that it may deem appropriate.

9. Governing Law. The Plan, all awards hereunder, and all determinations made and actions taken pursuant to the Plan shall be governed by the internal laws of the State of Wisconsin and applicable federal law.

10. Effective Date and Term of Plan. The effective date of the Plan is July 1, 2000. The Plan shall terminate on such date as may be determined by the Board.

PROXY CARD

                            BADGER PAPER MILLS, INC.
                       Solicited by the Board of Directors
                     for the Annual Meeting of Shareholders
                                   May 8, 2001

The undersigned Shareholder of Badger Paper Mills, Inc. hereby appoints Mark D. Burish and James L. Kemerling, and each of them as Proxies, with power of substitution, to vote at the Annual Meeting of Shareholders of Badger Paper Mills, Inc., to be held at the Best Western Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, on Tuesday, May 8, 2001, at 10:00 a.m. local time, or at any adjournment or postponement thereof, on the matters described on the reverse side hereof.

   The Board of Directors Favors a Vote FOR the Persons Nominated by the Board for Election as Directors, AGAINST the Person Nominated by a Shareholder for
 Election as Director, and FOR Approval of the 2001 Directors Stock Grant Plan.


                  (Continued and to be signed on reverse side.)

                          BADGER PAPER MILLS, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ]
                                                    -------------------


                                                  For      Withhold      For All
                                                  All         All        Except*
1.  ELECTION OF TWO DIRECTORS:

    The Board of Directors Favors a Vote FOR Harold J. Bergman and John T. Paprocki.

    Nominees: Harold J. Bergman and
              John T. Paprocki                     0           0            0

    -------------------------------
    *(Except nominee written above.)


    The Board of Directors Favors a Vote AGAINST James D. Azzar

                                                  For      Withhold

    James D. Azzar                                 0           0


                                                  For      Against       Abstain

2.  Approve Badger Paper Mills, Inc.
    2001 Directors Stock Grant Plan                0           0            0

    The Board of Directors Favors a Vote FOR the 2001 Directors Stock
    Grant Plan.


                                                  For      Against       Abstain

3.  In the discretion of the proxies, the
    transaction of such other business,
    which may properly come before the
    meeting, all as, described in the Notice
    of 2001 Annual Meeting.                        0           0            0


                                             The Shares Represented By This
                                             Proxy Will Be Voted As Directed on
                                             Items 1, 2 and 3, But Where No
                                             Direction is Indicated, Will be
                                             Voted FOR the Persons Nominated by
                                             the Board and AGAINST the Person
                                             Nominated by a Shareholder in Item
                                             1, FOR Item 2, and FOR Item 3.

                                             Dated:______________________, 2001

                                             Signature(s)______________________

                                             __________________________________
                                             IMPORTANT! Please sign exactly as
                                             name appears. Joint owners should
                                             both sign. When signing as
                                             attorney, executor, administrator,
                                             trustee or guardian, please give
                                             full title as such. If a
                                             corporation, please sign in full
                                             corporate name by the President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by an authorized
                                             person.